UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

Forestar Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006

(Address of principal executive offices)

(817) 769-1860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2024, Forestar Group Inc. (the “Company”) and D.R. Horton, Inc. (“D.R. Horton”) entered into an Amended and Restated Stockholder’s Agreement, dated as of October 28, 2024 (the “A&R Stockholder’s Agreement”), which amends and restates the Stockholder’s Agreement, dated as of June 29, 2017, between the Company and D.R. Horton (the “Original Stockholder’s Agreement”).

The Original Stockholder’s Agreement provided that (i) the Investment Committee (as defined in the Stockholder’s Agreement) of the Company is vested with sole responsibility over investment decisions involving, in any single transaction or a series of related transactions, Capital Expenditures (as defined in the Stockholder’s Agreement) of $20,000,000 or less, and (ii) prior written consent of D.R. Horton is required before the Company acquires (including by way of merger, exchange offer, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any person, or makes any investment in or loan to any person, in any single transaction or series of related transactions, involving Capital Expenditures (as defined in the Stockholder’s Agreement) in excess of $20,000,000. These provisions are also included in the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”).

The A&R Stockholder’s Agreement increases each of the $20,000,000 thresholds described above (each, an “Approval Threshold”) to $45,000,000, subject to an annual increase on the last Tuesday of September or, if the Case-Shiller Index Change (as defined below) has not been published as of such date, such later date that the Case-Shiller Index Change for the relevant period is published (each such date, an “adjustment date”) by an amount equal to the product of (A) the one-year percentage change reported in the S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (the “Case-Shiller Index Change”) for the one-year period ending July 31 of the then-current calendar year, expressed as a decimal and (B) the Approval Threshold in effect immediately prior to the applicable adjustment date. Any adjustments to the Approval Threshold shall be rounded to the nearest $100,000. If the Case-Shiller Index Change is negative for any such annual period, there shall be no adjustment, and the then-current Approval Threshold shall remain in effect until the next adjustment date. The Company intends to submit a proposal to amend the Charter consistent with the amendments made in the A&R Stockholder’s Agreement to the Company’s stockholders for approval at the Company’s 2025 Annual Meeting of Stockholders (the “Charter Amendment”). Until the Company’s stockholders approve the Charter Amendment, the current provisions of the Charter will remain in effect notwithstanding the entry into the A&R Stockholder’s Agreement.

The A&R Stockholder’s Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference. Other than as amended by the A&R Stockholder’s Agreement, the provisions of the Original Stockholder’s Agreement remain in effect. As of October 28, 2024, D.R. Horton owned approximately 62% of the Company’s outstanding common stock. The section “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 15, 2023 provides a description of other arrangements between the Company and D.R. Horton and such section is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

After a thorough review of the Company’s executive compensation program, including consideration of feedback received during stockholder outreach efforts and consultation with its independent compensation advisor, on October 28, 2024, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the following changes for the Company’s fiscal 2025 executive compensation program to further reinforce the Company’s pay for performance compensation philosophy:

i.

The Committee has adopted the Forestar Group Inc. Executive Cash Incentive Plan (the “Cash Incentive Plan”), pursuant to which the Company may grant cash incentive awards to eligible participants, including executive officers of the Company, that are payable based on the achievement of the performance goals determined by the Committee. The fiscal 2025 annual cash incentive award granted to the Company’s executive officers under the Cash Incentive Plan is based on the Company’s pre-tax income performance, with the ability to earn from 0% to 200% of a specified target opportunity and earned cash incentive award paid semi-annually.

ii.

The Committee has also determined to incorporate pre-set long-term performance metrics into the Company’s executive equity award program through the grant of performance-based restricted stock units (“PSUs”) as a portion of the fiscal 2025 equity awards granted to the Company’s executive officers. From 0% to 200% of the target number of fiscal 2025 PSUs granted will be earned over a three-year performance period covering the Company’s 2025 through 2027 fiscal years, subject to the achievement of relative total stockholder return, return on inventory, and market share performance goals. The three performance goals are weighted equally.

The Committee believes that these updates will further strengthen the alignment of incentives with the interests of the Company’s stockholders.

The foregoing summary of the Cash Incentive Plan and the Company’s PSU awards does not purport to be complete and is qualified in its entirety by reference to the Cash Incentive Plan and the form of Performance Stock Units Award Agreement, copies of which are filed as Exhibit 10.2 and 10.3 attached hereto, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amended and Restated Stockholder’s Agreement, dated as of October 28, 2024, by and between Forestar Group Inc. and D.R. Horton, Inc.

10.2 Forestar Group Inc. Executive Cash Incentive Plan.

10.3 Form of Performance Stock Units Award Agreement.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: November 1, 2024	By:	/S/ ASHLEY DAGLEY
Ashley Dagley
Senior Vice President and Corporate Secretary